EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our reports dated March 21, 2007 (which includes an explanatory paragraph relating to the application of Staff Accounting Bulletin No. 108 and Statement of Financial Accounting Standard No. 123(R) for the year ended December 31, 2006) accompanying the consolidated financial statements and schedule and management’s assessment of the effectiveness of internal control over financial reporting of PharmaNet Development Group, Inc. (formerly SFBC International, Inc.) appearing in the Annual Report on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of the aforementioned reports in the Registration Statement of PharmaNet Development Group, Inc. and Subsidiaries on Form S-3 (File No. 333-120152 effective, February 4, 2005) and Form S-8 (File No. 333-118022, effective August 6, 2004; File No. 333-85270 effective August 6, 2004 as amended on March 24, 2005; and File No. 333-123536, effective March 24, 2005).
/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
March 21, 2007